UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2012

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant's Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 27, 2012, American Power Group, Inc. (“APGI”) entered into a National Distributor and Master Marketing Agreement (the “Marketing Agreement”) with WheelTime Network, LLC (“WheelTime”), a truck service network. APGI is a subsidiary of American Power Group Corporation (the “Company”).

Pursuant to the Marketing Agreement, WheelTime agreed to: (i) encourage its members and associate members to enter into authorized dealer agreements or certified installer and service agreements with APGI; and (ii) participate with APGI in coordinating public relations activities related to APGI's dual fuel products. WheelTime also agreed not to enter into similar relationships with competitors of APGI.

Pursuant to the Marketing Agreement, APGI appointed WheelTime to be its sole marketer of APGI dual fuel products within the territory defined in the Marketing Agreement and agreed to pay WheelTime a commission for each dual fuel product of APGI sold to a member or associate member of WheelTime.

The parties also agreed to use their best efforts to direct all dual fuel product sales, installations and service to WheelTime and its members who have entered into authorized dealer agreements with APGI. In the event APGI completes sales directly to customers in the territory, APGI may be required to pay an additional commission to certain WheelTime members in the territory.

The Marketing Agreement has an initial term of approximately three years. The initial term will expire on December 31, 2015, and the Marketing Agreement will automatically renew for an additional three-year term unless otherwise agreed by the parties.

In addition, on November 27, 2012, the Company issued WheelTime a Common Stock Purchase Warrant to purchase 1,540,000 shares of common stock of the Company at an exercise price of $.55 per share (the “Warrant”). The Warrant is immediately exercisable with respect to 100,000 shares of common stock. The remainder of the shares of common stock subject to the Warrant will become exercisable only in the event members and associate members of WheelTime enter into certified installer and services agreements and exclusive dealer agreements with APGI during the first year after the original issue date of the Warrant. The Warrant will expire on December 31, 2017.

The foregoing descriptions of the Marketing Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to the complete text of the Marketing Agreement and the Warrant, which are each filed as exhibits hereto, and which are incorporated herein by reference.

Item 3.01 Unregistered Sales of Equity Securities

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

The Warrant and the underlying shares of common stock were not registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of an exemption from the registration requirements under Section 4(2) of the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure

On November 28, 2012, the Company issued a press release announcing the agreement between APGI and WheelTime. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

    The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit
99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

10.1	National Distributor and Master Marketing Agreement between American Power Group, Inc. and WheelTime Network LLC, dated as of November 27, 2012.

10.2	Common Stock Purchase Warrant issued to WheelTime Network LLC, dated November 27, 2012.

99.1	Press Release issued by American Power Group Corporation, dated November 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: November 30, 2012

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